		Exhibit 21
Subsidiaries of Lincoln National Corporation
As of December 31, 2023
	Organized Under Law of:	Ownership
Lincoln National Corporation	Indiana	100%
First Penn-Pacific Life Insurance Company	Indiana	100%
Jefferson-Pilot Investments, Inc.	North Carolina	100%
Lincoln Financial Insurance Agency Incorporated	New Hampshire	100%
Lincoln Financial Limited Liability Company I	Delaware	100%
Lincoln Financial Reinsurance Company of Vermont	Vermont	100%
Lincoln Financial Securities Corporation	New Hampshire	100%
Lincoln Insurance Services Limited	England	100%
Lincoln SBP Trustee Limited	England	100%
Lincoln Investment Management Company	Delaware	100%
Lincoln National Management Corporation	Pennsylvania	100%
Lincoln National Reinsurance Company (Barbados) Limited	Barbados	100%
The Lincoln National Life Insurance Company	Indiana	100%
California Fringe Benefit and Insurance Marketing Corporation	California	100%
LFA, Limited Liability Company	Indiana	100%
LFD Insurance Agency, Limited Liability Company	Delaware	100%
Lincoln Assignment Corporation	Delaware	100%
Lincoln Financial Advisors Corporation	Indiana	100%
LFA Management Corporation	Pennsylvania	100%
Lincoln Financial Distributors, Inc.	Connecticut	100%
Lincoln Financial Investments Corporation	Tennessee	100%
Lincoln Investment Solutions, Inc.	Delaware	100%
Lincoln Life & Annuity Company of New York	New York	100%
Lincoln Reinsurance Company of South Carolina	South Carolina	100%
Lincoln Reinsurance Company of Vermont I	Vermont	100%
Lincoln Reinsurance Company of Vermont III	Vermont	100%
Lincoln Reinsurance Company of Vermont IV	Vermont	100%
Lincoln Reinsurance Company of Vermont V	Vermont	100%
Lincoln Reinsurance Company of Vermont VI	Vermont	100%
Lincoln Reinsurance Company of Vermont VII	Vermont	100%
Lincoln Retirement Services Company, LLC	Indiana	100%
Lincoln Financial Group Trust Company, Inc.	New Hampshire	100%
Westfield Assigned Benefits Company	Ohio	100%

Those subsidiaries not listed would not, in the aggregate, constitute a “significant subsidiary” of Lincoln National Corporation, as that term is defined in Rule 1-02(w) of Regulation S-X.